As filed with the Securities and Exchange Commission on February 28, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Allot Communications Ltd.
(Exact Name of Registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

22 Hanagar Street, Neve Ne’eman Industrial Zone B, Hod-Hasharon 45240, Israel	Not Applicable
(Address of principal executive offices)	(Zip Code)

2006 Incentive Compensation Plan
(Full title of the Plan)

Allot Communications, Inc.
300 TradeCenter, Suite 4680
Woburn, MA 01801-7422
(781) 939-9300
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of communications to:

Colin J. Diamond, Esq. White & Case LLP 1155 Avenue of the Americas New York, New York Tel: (212) 819-8200 Fax: (212) 354-8113	Doron Faibish, Adv. General Counsel & Corporate Secretary Allot Communications Ltd. 22 Hanagar Street Hod-Hasharon 45240 Israel Tel: +972 (9) 762-8419 Fax: +972 (9) 744-3626

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Ordinary shares, par value NIS 0.10 per share	635,154	$14.77	(2)	$9,381,225	$1,090

(1)
This Registration Statement covers the aggregate number of ordinary shares which may be sold upon the exercise of options which may be granted under the 2006 Incentive Compensation Plan.  Pursuant to Rule 416, this Registration Statement shall also be deemed to cover an indeterminate number of additional ordinary shares in the event the number of outstanding shares of Allot Communications Ltd. is increased by stock split, stock dividend and/or similar transactions.

(2)
Pursuant to Rule 457(c) and (h)(1), the proposed maximum offering price per share and the proposed maximum aggregate offering price have been calculated on the basis of the average of the high and low prices ($14.66 and $14.88) of the Registrant’s ordinary shares as quoted on The NASDAQ Global Market on February 25, 2011.

EXPLANATORY NOTE

The purpose of this Registration Statement on Form S-8 (this “Registration Statement”) is for Allot Communications Ltd. (the “Registrant”) to register an additional 635,154 Ordinary Shares for issuance under the 2006 Incentive Compensation Plan.

In accordance with General Instruction E of Form S-8, the contents of the Registrant’s Registration Statement on Form S-8 (File No. 333-140701), filed with the Securities and Exchange Commission (the “SEC”) on February 14, 2007, are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the SEC:

(a)	the Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2009 (File No. 001-33129), filed with the SEC on April 8, 2010; and

(b)
the description of the Registrant’s ordinary shares contained in Item 1 of the Registration Statement on Form 8-A (File No. 001-33129) filed with the SEC on November 3, 2006, including any subsequent amendment or any report filed for the purpose of updating such description.

Item 8.    Exhibits

The exhibits listed on the exhibit index at the end of this Registration Statement are included in this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hod Hasharon, Israel on February 28, 2011.

ALLOT COMMUNICATIONS LTD.

By:	/s/ Rami Hadar
Name: Rami Hadar
Title: Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Allot Communications Ltd., a company organized under the laws of the State of Israel, do hereby constitute and appoint Rami Hadar and Nachum Falek, and each of them severally, the lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, and any rules or regulations or requirements of the SEC in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title of Capacities	Date

/s/ Rami Hadar	Director, Chief Executive Officer and President	February 28, 2011
Rami Hadar	(Principal Executive Officer)

/s/ Nachum Falek	Chief Financial Officer	February 28, 2011
Nachum Falek	(Principal Financial Officer)

/s/ Shraga Katz	Chairman of the Board of Directors	February 28, 2011
Shraga Katz

/s/ Yigal Jacoby	Director	February 28, 2011
Yigal Jacoby

/s/ Nurit Benjamini	Director	February 28, 2011
Nurit Benjamini

/s/ Shai Saul	Director	February 28, 2011
Shai Saul

/s/ Steven D. Levy	Director	February 28, 2011
Steven D. Levy

/s/ Dr. Eyal Kishon	Director	February 28, 2011
Dr. Eyal Kishon

ALLOT COMMUNICATIONS, INC. By: /s/ Rami Hadar	United States Representative	February 28, 2011
Name: Rami Hadar Title: Director, Allot Communications, Inc.

EXHIBITS

Exhibit Number	Description

5.1	Opinion of Ori Rosen & Co., Israeli counsel to the Registrant, as to the validity of the ordinary shares (including consent).

23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global.

23.2	Consent of Ori Rosen & Co., Israeli counsel to the Registrant (included in Exhibit 5.1).

24.1	Powers of Attorney (included in the signature page to this Registration Statement).

99.1	2006 Incentive Compensation Plan (1).
__________________________
(1)
Previously filed with the Securities and Exchange Commission on May 7, 2009 as Exhibit 4.10 to the Company’s Form 20-F for the year ended December 31, 2008 (File No. 001-33129) and incorporated by reference herein.